Exhibit 99

Replacing Fat and Calories While Increasing Satiety:
Could there finally be a solution that is too good AND true?


MUNDELEIN,  Ill., January 30, 2007 / PRNewswire/ -- Z Trim Holdings, Inc. (Amex:
ZTM), today announced study results which in addition to showing positive preliminary efficacy of Z Trim Appetite Control supplements as part of a healthy multidisciplinary approach to weight management - substantiate the excellent GI tolerance of this innovative all natural USDA developed fat and calorie replacement product.

Specific primary goals of this study were to determine the distribution of weight change and the incidence of gastrointestinal (GI) or other side effects over a 6 week period in persons taking Z Trim for appetite control. Secondary goals included evaluating satiety (the feeling of fullness) in these subjects and determining minimally effective capsule dose.

Healthy adults, between the ages of 20 and 69, wishing to lose weight took a low dose of Z Trim three-times daily prior to each meal over a period of six weeks. Forty-nine healthy adults in three recruiting groups initially agreed to participate in the study.

The first group was comprised of 22 Edward Heart Hospital post cardiac surgery patients who would benefit from weight loss. These subjects were blinded as to whether they were receiving Z Trim or a placebo. Nineteen from this group completed the study.

The second group consisted of 13 Edward Hospital volunteers, all employees of Edward Hospital, who had heard about Z Trim and were interested in trying it for weight control. These subjects were not blinded. Ten from this group completed the study.

The third group consisted of 14 members of a local fitness club, again un-blinded. Twelve from this group finished the study.

There were 41 participants who completed the study which commenced one week before Thanksgiving and ended one week after Christmas. Participants were provided a scale and a log book and asked not to make any alteration in daily habits, activities or eating patterns.


Among the findings:

73% of total participants lost weight.

36% lost 6 or more pounds.

24% lost 2 or more pounds, but less than 6 pounds.

No gastrointestinal (GI) or other negative side effects were reported.

"This could be encouraging for individuals who need to overcome the initial struggles when first beginning to take steps to control and manage their weight successfully," said Greg Halpern, CEO of Z Trim Holdings, Inc. "For them, this could represent light at the end of the tunnel. We look forward to partnering with other clinicians to expand on our preliminary results."

"While diets high in fiber have traditionally been associated with decreased rates of overweight and obesity, this study illustrates that Z Trim can not only be used as a food ingredient to replace fat and calories, but as part of a healthy multidisciplinary approach to weight management as a supplement - without deleterious side effects that have hindered some fat replacement products in the past" said Mr. Halpern.

Dr. Zev Davis, Director of Cardiac Surgery at the Edward Heart Hospital in Naperville, Illinois, oversaw the study. Dr. Davis sees this as further enhancing the positive effect of Z Trim fiber in the battle against obesity. "The efficacy of weight loss, safety and lack of GI and other side effects with Z Trim are demonstrated in this initial clinical study. This establishes a basis for expanded clinical review such as double-blinded prospective studies, over a longer period with more participants," Dr. Davis said.

Dr. Paul J. Rathouz, PhD, Associate Professor of Biostatistics at the University of Chicago prepared a report and analyses summarizing clinical data. The following summary was provided: "This study provides important preliminary indications of the safety and efficacy of Z Trim for weight control and weight loss. Weight loss was greater in a sample of post-cardiac surgery patients, in active members of a fitness club, and among females. The Z Trim dose level was very modest, suggesting a more dramatic effect might be realized by increasing the dose. Additionally, after the first day, no subjects reported any unpleasant side effects, and almost all subjects were able to complete the protocol. In spite of a few limitations, there is some consistent evidence of a positive effect of Z Trim on weight control and weight loss. These preliminary data and results therefore open the door to larger and more rigorous comparative studies of the efficacy of Z Trim for this purpose."

"As we look for ways to make weight management attainable for a greater percentage of our population, the potential for an all natural fat and calorie replacement product that enhances satiety without GI side effects is incredibly exciting", said Stuart Trager, M.D. who sees further clinical trials as an important next step in bringing the power of this product to the battle against obesity. While researching the same solutions over and over again offers little hope of impacting this epidemic, Trager sees innovative products like Z Trim providing real world solutions to this real world problem. "Putting a tool like this in hands of clinicians and other stakeholders", says Dr. Trager "has the potential to change the way we fight this fight".

ABOUT Z TRIM(R)
Z Trim, http://ztrim.com/ is a natural zero calorie fat-substitute made from the hulls of grains such as corn or oats. Z Trim lowers calories from fats up to 50% in most foods without negatively affecting taste or texture. In consumer tests, Z Trim has not been detectable when formulated in dairy, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods. Z Trim often improves texture significantly; making meats juicier, baked goods moister, and dips creamier. Z Trim adopts the flavor and mouth feel of most recipes. Consumer studies indicate a preference for Z Trim foods over their full-fat counterparts. Z Trim can substantially reduce harmful Trans and saturated fats and adds healthy insoluble and soluble dietary fiber to foods in which it is used. Z Trim can improve digestion without the side effects sometimes associated with other fat substitutes. Z Trim is currently featured in the #1 bestseller, "You On a Diet" by Dr. Mehmet Oz and Dr. Micahel Roizen as an ingredient that "could eventually change the way we eat." Media stories about Z Trim and Z Trim Holdings have been featured in consumer, business and food industry trades around the world as well as all major news networks. Z Trim was developed by the USDA. Z Trim Holdings participates in the FDA's voluntary GRAS notification program.

ABOUT Z TRIM APPETITE CONTROL(R)
Z Trim Appetite Control is 100% natural dietary fiber made from the bran of grain and delivered in a cellulose capsule. The new breakthrough product has great absorption capacity resulting in a feeling of fullness and a reduction in appetite thus allowing consumers to continue enjoying eating without sacrifice. Z Trim Appetite Control was recently shown in clinical studies to improve weight loss without causing any gastrointestinal or other negative side effects. Z Trim Appetite Control Capsules, at http://www.ztrim.com/appetitecontrol, are available as part of a healthy multi-disciplinary approach.

Forward-Looking Statements and Risk Factors
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

    Contact:  Steve Cohen
    Voice:    847-549-6002
    Email:    ir@crgq.com